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                                                                     Exhibit 4.3

UNIT CERTIFICATE

MU
UNITS

microHelix, Inc.

CUSIP 59507X 20 0

ORGANIZED UNDER THE LAWS
OF THE STATE OF OREGON
 EACH UNIT CONSISTING OF
ONE SHARE OF COMMON STOCK, NO PAR VALUE,
 ONE CLASS A COMMON STOCK
PURCHASE WARRANT CUSIP 11111111111
AND ONE CLASS B COMMON STOCK
PURCHASE WARRANT CUSIP 11111111111

THIS CERTIFIES THAT

or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of one share of common stock, no par value, of microHelix, Inc. (the "Common Stock"), one Class A Common Stock Purchase Warrant to purchase one share of Common Stock (the "Class A Warrant") and one Class B Common Stock Purchase Warrant to purchase one share of Common Stock (the "Class B Warrant" and, together with the Class A Warrant, the "Warrants"). On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate may be combined, exchanged or transferred only as Units, and the Common Stock and Warrants evidenced by this Certificate may not be split up, exchanged or traded separately. The Units may separate into shares of Common Stock and Warrants as of the close of business on __________, 2001, or at any time before that date, in the discretion of Paulson Investment Company, Inc. (the "Separation Time"). The shares of Common Stock and Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which The Nasdaq SmallCap Market is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of November ___, 2001 (the "Warrant Agreement"), between the Company and UMB Bank, n.a., as Transfer Agent (the "Transfer Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of Warrants evidenced hereby and to the exercise price of such Warrants in certain events therein set forth. Subject to the foregoing, the number of Warrants and the number of shares of Common Stock comprising the Units are equal. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Transfer Agent and Registrar or may be obtained upon written request addressed to microHelix, Inc. at 16125 SW 72nd Ave., Portland, OR 97224, Attention: Chief Financial Officer. This Unit Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company. IN WITNESS WHEREOF, microHelix, Inc. has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized.


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Dated:

microHELIX, Inc.

Attest:

Secretary

By:

PRESIDENT

Countersigned and Registered:
UMB Bank, n.a.
P.O. Box 410064
Kansas City, Missouri 64141
AS TRANSFER AGENT AND REGISTRAR

By:
Authorized Signature


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MICROHELIX, INC.
The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock, for each Unit represented by this Unit Certificate, one Class A Warrant Certificate(s) representing one Class A Warrant, for each unit represented by this Unit Certificate and one Class B Warrant Certificate(s) representing one Class B Warrant, for each unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Transfer Agent and Registrar together with any documentation required by such agent.
REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE TRANSFER AGENT AND REGISTRAR, UMB BANK, N.A.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM
TEN ENT
JT TEN
COM PROP
as tenants in common
as tenants by the entireties
as joint tenants with rights of
survivorship and not as tenants
in common
as community property
UNIF GIFT MIN ACT                    Custodian
                                                                          (Cust)
(minor)
                                under Uniform Gifts to Minors Act

(State)
UNIF TRF MIN ACT                     Custodian
                                                                          (Cust)
(minor)
                                under Uniform Gifts to Minors Act 3

(State)
Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT
(TO BE SIGNED ONLY UPON ASSIGNMENT)
    FOR VALUE RECEIVED,                                          the undersigned
Registered Holder hereby sells, assigns and transfers unto

(Please insert social security or other
identification number of Registered Holder)

(Please Print Name and Address including Zip Code OF ASSIGNEE)

Units evidenced by the within Unit Certificate, and irrevocably constitutes and appoints attorney to transfer this Unit Certificate on the books of microHelix, Inc. with the full power of substitution in the premises.

Dated:

Signature:

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.